UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2019 (May 10, 2019)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
Election of new director — On May 10, 2019, the sole holder of the company’s Class B Voting Common Stock (the "Voting Stockholder”) elected Zena Srivatsa Arnold to serve as a director until the next annual meeting of the Company’s stockholders and her successor is elected and qualified or, if earlier, until her resignation or removal. A copy of the Company’s press release announcing this election is included as Exhibit 99.1.

Biographical information — Ms. Arnold has over 15 years of experience in marketing, brand management, strategy development and business operations. She has spent almost six years with Google, currently serving as Global Head of Growth for Chromebooks. Her previous roles at Google have included General Manager, US Chromebooks (March 2018 to May 2019), Global Head of Marketing, Chromebooks and IoT (November 2016 to March 2018), Head of Americas Marketing, Google Play (April 2015 to October 2016) and Head of NA Marketing, Google Play (October 2013 to April 2015). Prior to joining Google, she spent over nine years in various brand management positions with Kellogg Company (August 2010 to October 2013) and Procter & Gamble (April 2004 to August 2010). Ms. Arnold began her professional career at General Electric Corporation, where she served as Product Manager, Server Solutions for GE Capital IT Solutions (April 2002 to April 2004).
Ms. Arnold received a Bachelor of Science degree in Computer Science, with a minor in Business Marketing, from The Ohio State University. She was recognized in 2014 as one of Brand Innovators “40 Under 40,” and has received numerous other professional awards and recognitions.
Compensation — As a director, Ms. Arnold will participate in the standard compensation plan for non-employee directors, which is described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (under "Part III — Item 11, Executive Compensation — Director Compensation"). Pursuant to that plan, non-employee directors receive an annual retainer fee ($80,000 for fiscal 2019, with additional amounts of $27,500, $15,000 and $7,500 being paid to the chair of the Audit Committee, the chair of the Compensation Committee and the chair of the Nominating Committee, respectively) and an annual grant of restricted stock having a value equal to two times the annual retainer fee. The annual cash retainer fee is paid quarterly, and the annual restricted stock awards are generally made on or about October 1 of each year.
Ms. Arnold will receive $20,000 as soon as practicable and $20,000 on or about July 1, 2019, representing the pro rata portion of the fiscal 2019 annual retainer fee. She will also receive a prorated restricted stock grant for fiscal 2019, and will be eligible for a full-year award at the next annual grant in October 2019.
Item 5.07 — Submission of Matters to a Vote of Security Holders
On May 10, 2019, the Voting Stockholder elected Zena Srivatsa Arnold to serve on the Company’s Board of Directors, effective as of such date. Ms. Arnold shall serve until the next annual meeting of stockholders (or, if earlier, until her death, removal or resignation).
On May 10, 2019, there were 2,970,171 shares of the Company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.
Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release, dated May 13, 2019, announcing addition to EZCORP, Inc.’s board of directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	May 13, 2019	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary